Exhibit 1.1

Execution Version

SPIRE INC.

Common Stock, Par Value $1.00 Per Share

Having an Aggregate Offering Price of up to $453,317,204.30

EQUITY DISTRIBUTION AGREEMENT

February 6, 2024

BMO Capital Markets Corp. 151 W 42nd Street, 32nd Floor New York, New York 10036	Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario M4W 1A5 Canada

BofA Securities, Inc. One Bryant Park New York, New York 10036	Bank of America, N.A. c/o BofA Securities, Inc. One Bryant Park New York, New York 10036

Mizuho Securities USA LLC 1271 Avenue of the Americas, 3rd Floor New York, New York 10020	Mizuho Markets Americas LLC 1271 Avenue of the Americas, 3rd Floor New York, New York 10020

Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York 10281	Royal Bank of Canada c/o RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York 10281

Regions Securities LLC 615 South College Street, Suite 600 Charlotte, North Carolina 28202	Regions Securities LLC 615 South College Street, Suite 600 Charlotte, North Carolina 28202

TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017	The Toronto-Dominion Bank c/o TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017

As Managers or Forward Sellers	As Forward Purchasers

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement dated February 6, 2019, as modified by a letter agreement dated May 14, 2019, between Spire Inc., a Missouri corporation (the “Company”), and each of (i) RBC Capital Markets, LLC (“RBCCM”) and BofA Securities, Inc. (as successor to Merrill Lynch, Pierce, Fenner & Smith Incorporated) (“BofA Securities”), as a Manager or Forward Seller, and (ii) Royal Bank of Canada and Bank of America, N.A., each as a Forward Purchaser, as further modified by a letter agreement dated May 9, 2022 (the “Second

Letter Agreement”) between the Company and each of (A) such Managers, Forward Sellers and Forward Purchasers, (B) Morgan Stanley & Co. LLC and TD Securities (USA) LLC, as an additional Manager or Forward Seller, and (C) Morgan Stanley & Co. LLC and The Toronto-Dominion Bank, as an additional Forward Purchaser (all such Managers, Forward Sellers and Forward Purchasers, collectively, the “Existing Manager Parties”) (as so modified, the “Equity Distribution Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Equity Distribution Agreement.

1.	Maximum Amount

(a) The aggregate gross sales price of Shares to be sold pursuant to the Equity Distribution Agreement (exclusive of, for the avoidance of doubt, any Confirmation Shares) shall not exceed the Maximum Amount, which, prior to the date hereof, was $271,235,276.00 (which consisted of (i) Shares having an aggregate gross sales price of $71,235,276.00 that were issued and sold prior to the date of the Second Letter Agreement and (ii) Shares having an aggregate gross sales price of $200,000,000.00 that were authorized for issuance and sale by the Company’s Board of Directors as of the date of the Second Letter Agreement). As contemplated by Sections 3(k), 4(w) and 4(x) of the Equity Distribution Agreement, the Company hereby notifies each of the Manager Parties (as defined below) that:

(i) on January 25, 2024, the Company’s Board of Directors authorized Shares having an aggregate gross sales price of $200,000,000.00 to be issued and sold under the Equity Distribution Agreement (without taking into account Shares sold pursuant to the Equity Distribution Agreement prior to the date hereof) for the period commencing on the date hereof and expiring on the earlier to occur of (A) the date on which such Shares having such aggregate gross sales price have been issued and sold and (B) January 25, 2027;

(ii) at the date hereof, Shares having an aggregate gross sales price of $17,918,071.70 remain unsold under the Equity Distribution Agreement; and

(iii) the Company has determined to prepare and file, and on the date hereof has filed, with the Commission in accordance with the Securities Act and in form and substance satisfactory to each of the Manager Parties, a new supplement to the prospectus filed as part of the Company’s currently effective registration statement (Registration No. 333-264799) on Form S-3 pursuant to the applicable paragraph of Rule 424(b) under the Securities Act.

(b) The Company desires to increase the Maximum Amount for purposes of the Equity Distribution Agreement to $453,317,204.30 (which consists of (i) Shares having an aggregate gross sales price of $253,317,204.30 that were issued and sold prior to the date hereof and (ii) Shares having an aggregate gross sales price of $200,000,000.00 that may be issued and sold on or after the date hereof), and each of the Manager Parties (as defined in paragraph 2(a) below) agree with the Company to so increase the Maximum Amount accordingly.

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2.	Additional Manager Parties

(a) Each of the Existing Manager Parties under the Equity Distribution Agreement, as Manager, Forward Seller and Forward Purchaser, as the case may be, thereunder, will continue to serve in such capacities after the date hereof in accordance with the terms of the Equity Distribution Agreement (as modified by this letter agreement). The Company desires to, and hereby does, appoint each of (i) BMO Capital Markets Corp. (“BMO”), Mizuho Securities USA LLC (“Mizuho”) and Regions Securities LLC (“Regions”) as an additional Manager and Forward Seller (collectively, the “Additional Managers” and the “Additional Forward Sellers,” respectively) and (ii) Bank of Montreal, Mizuho Markets Americas LLC and Regions as an additional Forward Purchaser (collectively, the “Additional Forward Purchasers” and, together with the Additional Managers and the Additional Forward Sellers, the “Additional Manager Parties”), in each case under the Equity Distribution Agreement (as modified by this letter agreement), and each of the Additional Manager Parties and the Existing Manager Parties (collectively, the “Manager Parties”) acknowledges each such appointment.

(b) Each of the Additional Manager Parties hereby acknowledges that it has received and reviewed a complete copy of the Equity Distribution Agreement and agrees and confirms that, upon execution and delivery of this letter agreement, it shall become a party to the Equity Distribution Agreement and be fully bound by and subject to, and benefit from, all of the covenants, terms and conditions of the Equity Distribution Agreement (as modified by this letter agreement), as though an original party thereto. Upon such execution and delivery, the Company agrees and confirms the foregoing with each of the Additional Manager Parties, and each of the Existing Manager Parties acknowledges the foregoing.

(c) For purposes of the Equity Distribution Agreement (as modified by this letter agreement):

(i) except as otherwise therein provided, all statements, requests, notices and agreements thereunder to the Additional Manager Parties shall be in writing and delivered by hand, overnight courier, mail or facsimile and shall be sufficient in all respects if delivered or sent, (A) in the case of the Additional Managers or the Additional Forward Sellers, to (1) BMO Capital Markets Corp., Equity-Linked Capital Markets, 151 West 42nd Street, 32nd Floor, New York, New York 10036, Attention: Brian Riley, Telephone: (212) 605-1414, Facsimile: (212) 885-4165, (2) Mizuho Securities USA LLC, 1271 Avenue of the Americas, 3rd Floor, New York, New York 10020, Attention: Equity Capital Markets and (3) Regions Securities LLC, 615 South College Street, Suite 600, Charlotte, North Carolina 28202, Attention: ECM Team, Email: ECMDesk@regions.com and (B) in the case of the Additional Forward Purchasers, to (1) Bank of Montreal, 55 Bloor Street West, 18th Floor, Toronto, Ontario M4W 1A5, Canada, Attention: Manager, Derivatives Operations, Facsimile: (416) 552-7904, Telephone: (416) 552-4177,with a copy to: Bank of Montreal, 100 King Street West, 20th Floor, Toronto, Ontario M5X 1A1, Canada, Attention: Associate General Counsel & Managing Director, Derivatives Legal Group, Facsimile: (416) 956-2318, (2) Mizuho Markets Americas LLC, 1271 Avenue of the Americas, 3rd Floor, New York, New York 10020, Attention: Equity Capital Markets and (3) Regions Securities LLC, 615 South College St., Suite 600, Charlotte, North Carolina 28202, Attention: ECM Team, Email: ECMDesk@regions.com; and

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(ii) any reference to the term (A) “Manager,” “Forward Seller,” “Forward Purchaser” or “Manager Party” in the Equity Distribution Agreement shall mean each Additional Manager, Additional Forward Seller, Additional Forward Purchaser or Additional Manager Party, respectively, in addition to each Existing Manager Party in each such capacity, as applicable, and (B) “RBCCM,” “BofA Securities” (as successor to Merrill Lynch), “Morgan Stanley” and “TD Securities” in the fourth paragraph of Section 1 and in Section 3(d) of the Equity Distribution Agreement shall also mean each of BMO, Mizuho and Regions.

3.	Conditions of the Manager Parties’ Obligations

At the date hereof and as a condition to the obligations of each of the Manager Parties under the Equity Distribution Agreement (as modified by this letter agreement), in addition to the conditions set forth in Section 6 thereof, Bracewell LLP, as counsel for the Manager Parties, shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as therein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in the Equity Distribution Agreement (as modified by this letter agreement), or as any of the Manager Parties or such counsel may otherwise reasonably request.

4.	Miscellaneous

This letter agreement, together with the Equity Distribution Agreement and any Letter Agreement, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, between the Company and any of the Manager Parties with regard to the subject matter hereof. This letter agreement may be signed by the parties in one or more counterparts, which together shall constitute one and the same agreement among the parties. This letter agreement and any Claim shall be governed by, and construed in accordance with, the internal laws of the State of New York.

[Signature Pages Follow]

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If the foregoing correctly sets forth the understanding between the Company and each of the Manager Parties, please accept the same by signing in the space provided below for that purpose, whereupon this letter agreement and such acceptance shall constitute a binding agreement between the Company and each of the Manager Parties. Alternatively, the execution of this letter agreement by the Company and its acceptance by or on behalf of each of the Manager Parties may be evidenced by an exchange of electronic mail or other written communications.

Very truly yours, SPIRE INC.

By:	/s/ Adam Woodard
Name:	Adam Woodard
Title:	Treasurer

[Signature Page to Letter Agreement]

ACCEPTED as of the date first above written

BMO CAPITAL MARKETS CORP.

By:	/s/ Eric Benedict
Name: Eric Benedict
Title: Co-Head, Global Equity Capital Markets

BANK OF MONTREAL

By:	/s/ Brian Riley
Name: Brian Riley
Title: Managing Director, Global Markets

[Signature Page to Letter Agreement]

ACCEPTED as of the date first above written

BOFA SECURITIES, INC.

By:	/s/ Jason Satsky
Name: Jason Satsky
Title: Managing Director

BANK OF AMERICA, N.A.

By:	/s/ Jason Satsky
Name: Jason Satsky
Title: Managing Director

[Signature Page to Letter Agreement]

ACCEPTED as of the date first above written

MIZUHO SECURITIES USA LLC

By:	/s/ James Watts
Name: James Watts
Title: Managing Director

MIZUHO SECURITIES USA LLC as agent for MIZUHO MARKETS AMERICAS LLC

By:	/s/ James Watts
Name: James Watts
Title: Managing Director

[Signature Page to Letter Agreement]

ACCEPTED as of the date first above written

MORGAN STANLEY & CO. LLC

By:	/s/ Mauricio Dominguez
Name: Mauricio Dominguez
Title: Vice President

[Signature Page to Letter Agreement]

ACCEPTED as of the date first above written

RBC CAPITAL MARKETS, LLC

By:	/s/ Young Kim
Name: Young Kim
Title: Managing Director

RBC CAPITAL MARKETS, LLC as agent for
ROYAL BANK OF CANADA

By:	/s/ Brian Ward
Name: Brian Ward
Title: Managing Director

[Signature Page to Letter Agreement]

ACCEPTED as of the date first above written

REGIONS SECURITIES LLC

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director - ECM

[Signature Page to Letter Agreement]

ACCEPTED as of the date first above written

TD SECURITIES (USA) LLC

By:	/s/ Brad Limpert
Name: Brad Limpert
Title: Managing Director

THE TORONTO-DOMINION BANK

By:	/s/ Vanessa Simonetti
Name: Vanessa Simonetti
Title: Managing Director

[Signature Page to Letter Agreement]